                                    TERMS OF
                           NEW MANAGEMENT OPTION PLAN

--------------------------------------------------------------------------------


Issuer:                                     Gleason Corporation (the "Company").

Issuance of Options:                        Immediately after the consummation
                                            of the Merger (as defined in the
                                            Merger Agreement), the Company's
                                            Board of Directors will approve a
                                            management stock option plan and
                                            authorize the Company to make an
                                            initial grant of options (the
                                            "Options") to acquire an aggregate
                                            amount of shares of Common Stock
                                            equal to 20% of the fully diluted
                                            number of shares of Common Stock
                                            (i.e., including shares of Common
                                            Stock underlying Existing Options,
                                            Employment Options (as defined
                                            below), TARSAP Options (as defined
                                            below) and Warrants) outstanding at
                                            the Effective Time of the Merger
                                            (but not including Preferred Stock)
                                            to those members of management
                                            determined by the Board of Directors
                                            (each such member, an "Executive,"
                                            and collectively, "Management")
                                            under such stock management option
                                            plan (the "New Management Option
                                            Plan"). It is not anticipated that
                                            all or substantially all of the
                                            Options will be granted at the
                                            Effective Time.

Vesting of Options:                         Generally. Fifty percent (50%) of
                                            the Options shall periodically vest
                                            over a five-year period if the
                                            Executive holding the Options
                                            continues to be employed by the
                                            Company, but such vesting will be
                                            accelerated immediately prior to a
                                            Sale of the Company (the "Employment
                                            Options"). The balance of such
                                            Options will vest upon (i) the
                                            attainment of annual performance
                                            goals set by the Board of Directors
                                            and (ii) only upon the earlier of
                                            the (a) Sale of the Company, (b) a
                                            Qualified IPO or (c) Acquisition
                                            Company's exercise of the
                                            Acquisition Company Common Put, in
                                            each case, as set forth below (the
                                            "TARSAP Options"). In general,
                                            Executives will receive an equal
                                            number of Employment Options and
                                            TARSAP Options.

                                            Employment Options. With respect to
                                            the Top Executives, the Employment
                                            Options will vest over a five-year
                                            period:

                                            50% on the third anniversary of the
                                            date of issuance, 75% after the
                                            fourth anniversary of the date of
                                            issuance, and 100% after the fifth
                                            anniversary of the date of issuance.
                                            For Executives other than the Top
                                            Executives, the terms of their
                                            Employment Options shall be
                                            determined by the Board of
                                            Directors. Upon the termination of
                                            Executive's employment with the
                                            Company for any reason, all unvested
                                            Employment Options held by such
                                            Executive shall be canceled by the
                                            Company without consideration and
                                            all vested Employment Options shall
                                            remain exercisable until the
                                            expiration of the tenth anniversary
                                            of the date of issuance.

                                            TARSAP Options. Subject to the
                                            provisions set forth below, the
                                            TARSAP Options shall vest upon the
                                            earlier of (x) the Sale of the
                                            Company, (y) a Qualified IPO or (z)
                                            upon exercise by Acquisition Company
                                            of the Acquisition Company Common
                                            Put which has been fully satisfied
                                            by the Company (each, a "Liquidity
                                            Event"), to the extent and so long
                                            as Scheduled Vesting Shares have
                                            become eligible to vest upon the
                                            occurrence of such Liquidity Event
                                            as a result of the Company's
                                            attainment of the performance levels
                                            set forth below (the "Performance
                                            Criteria").

                                                     (i) On each Vesting Date,
                                                     100% of the Scheduled
                                                     Vesting Shares shall be
                                                     eligible to vest on a
                                                     Liquidity Event if the
                                                     Value per share of the
                                                     Common Stock as of the last
                                                     day of the fiscal year
                                                     ended immediately prior to
                                                     the applicable Vesting Date
                                                     (such last day of the
                                                     applicable fiscal year
                                                     hereinafter referred to as
                                                     the "Determination Date")
                                                     equals or exceeds the
                                                     maximum annual price target
                                                     on the applicable
                                                     Determination Date for a
                                                     share of such Common Stock
                                                     as set forth on Schedule I
                                                     hereto ("Maximum Price
                                                     Target").

                                                     (ii) On each Vesting Date,
                                                     0% of the Scheduled Vesting
                                                     Shares shall be eligible to
                                                     vest on a Liquidity Event
                                                     if the Value per share of
                                                     Common Stock as of the
                                                     applicable Determination
                                                     Date is equal to or less
                                                     than the minimum annual
                                                     price target for the Common
                                                     Stock set forth on Schedule
                                                     I hereto ("Minimum Price
                                                     Target").

                                                     (iii) On each Vesting Date,
                                                     if the Value per share of
                                                     Common Stock as of the
                                                     Determination Date is
                                                     between the Maximum Price
                                                     Target and the Minimum
                                                     Price Target, only the
                                                     Prorated Number of Shares
                                                     shall be eligible to vest
                                                     on a Liquidity Event.
                                                     "Prorated Number of Shares"
                                                     shall be equal to the
                                                     product of (x) 100% of the
                                                     Scheduled Vesting Shares
                                                     multiplied by the quotient
                                                     of (y) (A) the difference
                                                     (but not less than zero)
                                                     between the Value per share
                                                     of Common Stock and the
                                                     Minimum Price Target as of
                                                     the Determination Date
                                                     divided by (B) the
                                                     difference between the
                                                     Maximum Price Target and
                                                     the Minimum Price Target as
                                                     of the Determination Date
                                                     (such quotient of (y)(A)
                                                     and (B) being the "Prorated
                                                     Percentage").

                                                     (iv) If on a Vesting Date,
                                                     any or all of the Scheduled
                                                     Vesting Shares do not
                                                     become eligible to vest on
                                                     a Liquidity Event because
                                                     of (ii) or (iii) above (the
                                                     "Missed Shares"), the
                                                     Missed Shares shall be
                                                     eligible for vesting on a
                                                     Liquidity Event only on the
                                                     next Vesting Date
                                                     immediately following the
                                                     Vesting Date with respect
                                                     to such Missed Shares (the
                                                     "Make-Up Vesting Date"),
                                                     and only if the Value per
                                                     share of Common Stock on
                                                     the Determination Date with
                                                     respect to such Make-Up
                                                     Value Date is greater than
                                                     the Minimum Price Target.
                                                     The number of Missed
                                                     Shares, which will be
                                                     eligible to vest on a
                                                     Liquidity Event, shall be
                                                     equal to the difference of
                                                     (i) the product of (x)
                                                     Prorated Percentage in
                                                     effect on the Make-Up
                                                     Vesting Date multiplied by
                                                     (y) the Scheduled Vesting
                                                     Shares and (ii) the number
                                                     of Prorated Number of
                                                     Shares that became eligible
                                                     to vest on a Liquidity
                                                     Event as of the
                                                     Determination Date on which
                                                     such Missed Shares were
                                                     determined.

                                            Upon the occurrence of a Hurdle Rate
                                            Liquidity Event, vesting of all
                                            shares (including Missed Shares)
                                            underlying the TARSAP Options of an
                                            Executive whose employment with the
                                            Company has not been terminated for
                                            any reason prior to such Hurdle Rate
                                            Liquidity Event will be accelerated.

                                            In the event of a public offering of
                                            securities by the Company, the New
                                            Management Option Plan will remain
                                            in place.

                                            If the Executive's employment with
                                            the Company is terminated for any
                                            reason, (x) any portion of such
                                            Executive's TARSAP Options which
                                            have not become eligible to vest on
                                            a Liquidity Event as a result of
                                            attainment of the Performance
                                            Criteria shall be canceled by the
                                            Company without consideration and
                                            (y) any portion of such Executive's
                                            TARSAP Options which have become
                                            eligible to vest on a Liquidity
                                            Event as a result of the attainment
                                            of the Performance Criteria shall
                                            continue to remain eligible to vest
                                            on a Liquidity Event (including for
                                            this purpose, TARSAP Options which
                                            are held by permitted transferees of
                                            Executive upon death or otherwise).

                                            Any and all forfeited or canceled
                                            Employment Options and TARSAP
                                            Options will be eligible for
                                            reissuance as such by the Company
                                            under the New Management Option Plan
                                            on terms and conditions which are
                                            deemed to be appropriate by
                                            Acquisition Company under the
                                            circumstances including the exercise
                                            price per share thereof at fair
                                            market value at the time of grant;
                                            provided, however, such terms will
                                            be consistent with the methodologies
                                            set forth herein (e.g., the TARSAP
                                            Options will be issued with
                                            performance targets over a future
                                            time period with targets that are at
                                            least equal to if not greater than
                                            those set forth herein).

                                            Definitions. For purposes of this
                                            New Management Option Plan term
                                            sheet, terms not otherwise defined
                                            herein have the meaning given such
                                            terms in the Stockholders Agreement,
                                            dated as of November 29, 1999, by
                                            and among Gleason Corporation and
                                            certain of its Stockholders (the
                                            "Stockholders Agreement") and the
                                            terms set forth below have the
                                            following meaning:

                                            "Fair Market Value" of each share of
                                            Common Stock means the average of
                                            the closing prices of the sales of
                                            the Company's Common Stock on all
                                            securities exchanges on which the
                                            Common Stock may at the time be
                                            listed, or, if there have been no
                                            sales on any such exchange on any
                                            day, the average of the highest bid
                                            and lowest asked prices on all such
                                            exchanges at the end of such day,
                                            or, if on any day the

                                            Common Stock are not so listed, the
                                            average of the representative bid
                                            and asked prices quoted in the
                                            NASDAQ System as of 4:00 PM, Eastern
                                            Time, or, if on any day the Common
                                            Stock are not quoted in the NASDAQ
                                            System, the average of the highest
                                            bid and lowest asked prices on such
                                            day in the domestic over-the-counter
                                            market as reported by the National
                                            Quotation Bureau Incorporated, or
                                            any similar successor organization,
                                            in each such case averaged over a
                                            period of 21 days consisting of the
                                            day as of which the Fair Market
                                            Value is being determined and the 20
                                            consecutive trading days prior to
                                            such day. If at any time the Common
                                            Stock is not listed on any
                                            securities exchange or quoted in the
                                            NASDAQ System or the
                                            over-the-counter market, the Fair
                                            Market Value shall be (i) with
                                            respect to Common Stock held by an
                                            Executive other than a Top
                                            Executive, the fair value of the
                                            Common Stock determined in good
                                            faith by a majority of the Board of
                                            Directors, and (ii) with respect to
                                            Common Stock held by a Top
                                            Executive, subject to the next
                                            sentence, the fair value of the
                                            Common Stock determined in good
                                            faith by the Committee (in each
                                            case, without taking into account
                                            the lack of liquidity and minority
                                            position of the Common Stock subject
                                            to repurchase). In the event the Top
                                            Executive objects to the Committee's
                                            determination of fair value within
                                            10 days of written notice thereof,
                                            there shall be an appraisal process
                                            to determine fair value.

                                            "Hurdle Rate" means, that rate of
                                            return which will cause Acquisition
                                            Company to realize in respect of all
                                            securities of the Company owned by
                                            Acquisition Company and its
                                            Permitted Transferees (but not
                                            including any transactional fees,
                                            management fees or similar fees paid
                                            to Acquisition Company and its
                                            Permitted Transferees), in cash, in
                                            the case of a Liquidity Event which
                                            consists of an event described in
                                            clause (z) in the definition of
                                            "Liquidity Event" above and in all
                                            other events constituting a
                                            Liquidity Event in cash or freely
                                            tradeable marketable securities
                                            (other than securities of the
                                            Company or any of its subsidiaries)
                                            (valued at Fair Market Value
                                            measured at the time of receipt) the
                                            greater of (i) an amount equal to at
                                            least 2.44 times the amount
                                            Acquisition Company invested in such
                                            securities of the Company (the
                                            "Invested Amount"); and (ii) an
                                            Internal Rate of Return equal to or
                                            greater than 25% in respect of such
                                            Invested Amount; provided, however,
                                            in the case of a Liquidity Event
                                            consisting
                                            of a Sale of the Company, the Hurdle
                                            Rate will only be determined at the
                                            time of such Sale of the Company.

                                            "Hurdle Rate Liquidity Event" means
                                            the realization by Acquisition
                                            Company of the Hurdle Rate on and
                                            after the occurrence of a Liquidity
                                            Event.

                                            "Sale of the Company" means (i) a
                                            sale of all or substantially all of
                                            the consolidated assets of the
                                            Company or (ii) the transfer or
                                            other disposition of more than 50%
                                            of the outstanding Common Stock, in
                                            each case, with respect to clauses
                                            (i) and (ii), in a single
                                            transaction or a series of related
                                            transactions, whether accomplished
                                            by stock purchase, asset purchase,
                                            merger, recapitalization,
                                            reorganization or other transaction.

                                            "Scheduled Vesting Shares" means 20%
                                            of the Common Stock underlying all
                                            TARSAP Options.

                                            "Value per share of Common Stock"
                                            means the value per share of Common
                                            Stock as of the Determination Date
                                            as determined in accordance with the
                                            methodology set forth on Schedule I
                                            hereto.

                                            "Vesting Dates" shall mean with
                                            respect to the first Vesting Date,
                                            the date that the audited
                                            consolidated financial statements of
                                            the Company for the fiscal year
                                            ended December 31, 2000 are
                                            delivered to the Board of Directors
                                            and for each of the subsequent four
                                            years, the date that the audited
                                            consolidated financial statements of
                                            the Company for the immediately
                                            preceding fiscal year then ended are
                                            delivered to the Board of Directors.

Status of Options:                          The Options will be non-qualified
                                            stock options.

Exercise Price:                             The exercise price for the initial
                                            grant of Options immediately after
                                            consummation of the Merger shall be
                                            the Offer Price (as such term is
                                            defined in the Merger Agreement).
                                            The exercise price for all other
                                            Options shall be the fair market
                                            value per share at the time of grant
                                            as determined by the Board of
                                            Directors. The exercise price for
                                            the Options may be paid by delivery
                                            for cancellation of the Options with
                                            a Fair Market Value (as defined in
                                            Exhibit D -- Management Subscription

                                            Term Sheet) equal to the exercise
                                            price for the shares of Common Stock
                                            underlying the Options which are the
                                            subject of such exercise.

Exercise of Options:                        The Employment Options may only be
                                            exercised, to the extent they have
                                            vested, for a period of ten years
                                            from the date of issuance subject to
                                            the terms hereof which provide for
                                            earlier expiration. The TARSAP
                                            Options may only be exercised with
                                            respect to shares which have become
                                            eligible to vest on a Liquidity
                                            Event on and after (but in no event
                                            before) the occurrence of such
                                            Liquidity Event through the tenth
                                            anniversary of such Liquidity Event
                                            subject to the terms hereof that
                                            provide for earlier expiration;
                                            provided further that, upon an
                                            affirmative vote of a majority of
                                            the Board of Directors, the shares
                                            which have become eligible to vest
                                            on a Liquidity Event under the
                                            TARSAP Options may be exercised
                                            earlier if and as determined by the
                                            affirmative vote of a majority of
                                            the Board of Directors.

Expiration of Options:                      All unexercised Options will expire
                                            upon consummation of the Sale of the
                                            Company; provided, however, the
                                            Board of Directors shall have
                                            discretion in connection with such
                                            Sale of the Company to permit such
                                            Options to remain exercisable on or
                                            and after such Sale of the Company
                                            if the continuation of the
                                            exercisability of such Options would
                                            not adversely affect the
                                            consummation of the Sale of the
                                            Company or the price per share to be
                                            paid to shareholders of the Company
                                            in connection with such Sale of the
                                            Company.

Underlying Shares of Common
Stock: Upon the exercise of any Employment Option or TARSAP Option by a holder thereof in accordance with the terms hereof, the shares of Common Stock that such holder receives upon such exercise shall bear a legend on the certificate or certificates representing such shares indicating that such shares were obtained upon the exercise of an Employment Option or a TARSAP Option, as the case may be.

Stockholders' Agreements:                   All shares of Common Stock acquired
                                            by a holder pursuant to the Options
                                            shall be subject to the terms and
                                            conditions of the Stockholders'
                                            Agreement and the Voting Trust
                                            Agreement.

Call: If an Executive's employment terminates for any reason, the Company may repurchase all but not less than all of such Executive's Employment Options and TARSAP
                                            Options and shares of Common Stock
                                            issued upon exercise thereof, to the
                                            extent the same are vested or have
                                            become eligible to vest, as the case
                                            may be, at a price equal to Fair
                                            Market Value.

Restrictions on Transfer:                   The Options will be non-transferable
                                            other than transfers to Permitted
                                            Transferees of the holder of such
                                            Option as provided in the
                                            Stockholders Agreement.

Customary Adjustments:                      The number of shares issuable upon
                                            exercise of the Options (and the
                                            exercise price) will be adjusted to
                                            account for stock dividends, splits,
                                            combinations or other similar
                                            changes in the outstanding Common
                                            Stock.

                                                                      SCHEDULE I

                                                                          Year Ended 12/31,
                                                      --------------------------------------------------------
(Dollars in Millions, Except per Share)                 2000      2001      2002      2003      2004      2005
--------------------------------------------------------------------------------------------------------------
Minimum Price Target
--------------------
EBITDA                                                 $50.9     $52.0     $54.7     $60.0     $60.0     $60.6
Multiple                                                 5.0x      5.0x      5.0x      5.0x      5.0x      5.0x
                                                      --------------------------------------------------------
 Total Enterprise Value                               $254.5    $259.8    $273.3    $287.1    $300.2    $303.2

Less: Total Net Debt                                  (171.6)   (156.6)   (139.5)   (119.1)    (96.4)    (72.4)
Less: Redemption Price of Vestar Preferred Stock       (47.0)    (52.4)    (58.4)    (65.1)    (72.6)    (80.9)
Less: Redemption Price of TGF Preferred Stock          (14.0)    (15.6)    (17.4)    (19.3)    (21.6)    (24.0)
Plus: Cash from Exer. of Vestar Warrants                42.2      42.2      42.2      42.2      42.2      42.2
Plus: Cash from Exer. of TGF Warrants                   12.5      12.5      12.5      12.5      12.5      12.5
Plus: Cash from Exer. of Existing Mgmt. Options          6.1       6.1       6.1       6.1       6.1       6.1
Plus: Cash from Exer. of Employment Options             10.7      10.7      10.7      10.7      10.7      10.7
Plus: Cash from Exer. of TARSAP Options                  0.0       0.0       0.0       0.0       0.0       0.0
                                                      --------------------------------------------------------
 Equity Value                                          $93.5    $106.7    $129.6    $155.1    $181.1    $197.4

Management Common Shares                               0.323     0.323     0.323     0.323     0.323     0.323
TGF Common Shares                                      0.202     0.202     0.202     0.202     0.202     0.202
Vestar Common Shares                                   0.484     0.484     0.484     0.484     0.484     0.484
Existing Management Options                            0.346     0.346     0.346     0.346     0.346     0.346
Employment Options                                     0.467     0.467     0.467     0.467     0.467     0.467
TARSAP Options                                         0.000     0.000     0.000     0.000     0.000     0.000
TGF Warrants                                           0.545     0.545     0.545     0.545     0.545     0.545
Vestar Warrants                                        1.834     1.834     1.834     1.834     1.834     1.834
                                                      --------------------------------------------------------
 Fully-Diluted Shares                                  4.488     4.201     4.201     4.201     4.201     4.201

MINIMUM ANNUAL PRICE TARGET                           $22.26    $25.41    $30.85    $36.92    $43.11    $47.00

Maximum Price Target
--------------------
EBITDA                                                 $54.8     $62.4     $67.3     $70.9     $72.6     $74.4
Multiple                                                 5.0x      5.0x      5.0x      5.0x      5.0x      5.0x
                                                      --------------------------------------------------------
 Total Enterprise Value                               $274.1    $312.0    $336.7    $354.3    $363.1    $372.2

Less: Total Net Debt                                  (164.4)   (140.8)   (112.5)    (79.6)    (48.0)    (14.0)
Less: Redemption Price of Vestar Preferred Stock       (47.0)    (52.4)    (58.4)    (67.1)    (72.6)    (80.9)
Less: Redemption Price of TGF Preferred Stock          (14.0)    (15.6)    (17.4)    (19.3)    (21.6)    (24.0)
Plus: Cash from Exer. of Vestar Warrants                42.2      42.2      42.2      42.2      42.2      42.2
Plus: Cash from Exer. of TGF Warrants                   12.5      12.5      12.5      12.5      12.5      12.5
Plus: Cash from Exer. of Existing Mgmt. Options          6.1       6.1       6.1       6.1       6.1       6.1
Plus: Cash from Exer. of Employment Options             10.7      10.7      10.7      10.7      10.7      10.7
Plus: Cash from Exer. of TARSAP Options                  0.0       0.0       0.0       0.0       0.0       0.0
                                                      --------------------------------------------------------
 Equity Value                                         $120.3    $174.7    $220.0    $261.8    $292.4    $324.9

Management Common Shares                               0.323     0.323     0.323     0.323     0.323     0.323
TGF Common Shares                                      0.202     0.202     0.202     0.202     0.202     0.202
Vestar Common Shares                                   0.484     0.484     0.484     0.484     0.484     0.484
Existing Management Options                            0.346     0.346     0.346     0.346     0.346     0.346
Employment Options                                     0.467     0.467     0.467     0.467     0.467     0.467
TARSAP Options                                         0.000     0.000     0.000     0.000     0.000     0.000
TGF Warrants                                           0.545     0.545     0.545     0.545     0.545     0.545
Vestar Warrants                                        1.834     1.834     1.834     1.834     1.834     1.834
                                                      --------------------------------------------------------
 Fully-Diluted Shares                                  4.201     4.201     4.201     4.201     4.201     4.201

CALCULATED PRICE TARGET                               $28.65    $41.58    $52.37    $62.33    $69.62    $77.34
--------------------------------------------------------------------------------------------------------------
MAXIMUM ANNUAL PRICE TARGET (BASED ON AVERAGE)        $25.46    $33.50    $41.61    $49.62    $56.37    $62.17
--------------------------------------------------------------------------------------------------------------


                                   Sch. I-1

For purposes of this Schedule I:

       "CASH" means the year-end balance of cash for the 30-day period immediately prior to such year-end - TO BE DISCUSSED.

       "COMMON EQUITY VALUE" means an amount equal to the sum of (i) Total Enterprise Value MINUS (ii) Total Net Debt and the Redemption Price (as set forth in the Certificate of Designation of the Company) of all outstanding Preferred Stock PLUS (iii) Total Option Proceeds and Total Warrant Proceeds.

       "EQUITY VALUE PER SHARE" means an amount equal to quotient of (i) Common Equity Value DIVIDED by (ii) Fully Diluted Shares.

       "FULLY DILUTED SHARES" means an amount equal to the sum of (i) the number of shares of outstanding Common Stock, (ii) the number of Employment Options (whether or not vested) associated with the New Management Option Plan and (iii) the number of all outstanding Warrants.

       "Total Debt" means the year-end balance of debt based upon the average amount of debt outstanding for the 30-day period immediately prior to such year-end - TO BE DISCUSSED.

       "TOTAL ENTERPRISE VALUE" means, for any particular year, an amount equal to the product of (i) the preceding fiscal year's EBITDA MULTIPLIED by (ii) 5.0.

       "TOTAL NET DEBT" means an amount equal to Total Debt plus accrued interest minus Cash.

       "TOTAL OPTION PROCEEDS" means proceeds related to all existing management options as well as all Employment Options (whether or not vested) associated with the New Management Option Plan.

       "TOTAL WARRANT PROCEEDS" means proceeds related to all outstanding Warrants.

       THE METHODOLOGY SET FORTH HEREIN IS FOR PURPOSES OF
       THE TARSAP OPTION ELIGIBILITY FOR VESTING ON A LIQUIDITY
       EVENT ONLY AND IS NOT TO BE CONSIDERED FOR ANY
       DETERMINATION OF FAIR MARKET VALUE.


                                   Sch. 1-2